UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2006

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8875 Aero Drive, Suite 200, San Diego, California	92123
(Address of Principal Executive Offices)	(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Effective March 10, 2006, the Compensation Committee of our board of directors approved the following executive compensation arrangements:

2005 Key Contributor Plan

The Compensation Committee approved performance plan awards for the following employees based on individual performance and the Company’s achievement of certain financial goals for the year ended December 31, 2005. The performance factors for 2005 under the 2005 Key Contributor Plan were: Earnings Per Share; Operating Cost per Dollar Collected; and Gross Collections less Expense and Capital Expenditures.

Based on individual performance and the Company’s performance during 2005, the Compensation Committee approved the following payments under the 2005 Key Contributor Plan:

Carl C. Gregory, III	$397,451
J. Brandon Black	$435,000
Paul Grinberg	$300,000
Robin R. Pruitt	$92,820
George Brooker	$92,500
Ron Eckhardt	$62,500

Salary Adjustments

The Compensation Committee approved the following salaries for the executive officers of the Company, effective March 1, 2006:

J. Brandon Black	$385,000
Paul Grinberg	$260,000
Robin R. Pruitt	$224,942
George Brooker	$165,000
Ron Eckhardt	$256,250

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: March 16, 2006	By	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President,
Chief Financial Officer and Treasurer